Exhibit 99.01

Investview Starts the Year with Positive Cash Flow

Salt Lake City, February 20th, 2018 – Investview Corporation (INVU) filed its third quarter financials for period ending December 31st, 2017 while seeing a significant increase in January 2018 billings generating positive cash flow for the first time.

Investview and its wholly owned subsidiary Wealth Generators reported a net loss of just over $7.1 million-dollars for the 3-month period ending December 31st, 2017. This certainly does not appear to be the type of news one broadcasts through a press release, but we believe the story behind the numbers is important to share as $6.7 million dollars or approximately 92% of that loss can be attributed to stock issuances. This generated a net loss of approximately $402k for the period down from a loss of over $1M for the prior quarter.

These stock issuances are through agreements we have entered that bring additional talent, revenue and products to the company and many are structured to award additional shares based upon revenue growth to the company. This expense is designed to initiate growth and cash flow.

The acquisition of Wealth Generators by Investview Inc. was done to accomplish three goals: 1) arrange for proper company financing, 2) use equity (shares) to acquire additional assets and 3) establish a higher level of transparency through public reporting requirements.

You could say we took our objectives very seriously as we increased our authorized shares, made a series of strategic partnerships, settled or converted outstanding debt while working to increase our revenue.

In January of 2018 we issued a press release announcing an unaudited estimated increase in gross revenues of 38% (Press Release February 5th, 2018) http://ow.ly/B4zR30iseGw. While we did increase our gross billings by 38% for the prior quarter, what was even more impressive was that our cash flow turned positive for the first time in January of 2018.

William Kosoff, Acting CFO stated, “Having been with the parent company Investview Inc. since 2005 and tirelessly waiting to achieve positive cash flow, I find the accomplishments over the last nine months very impressive and even more reassuring are the positive financial indicators we are beginning to see. We first look for revenue growth, followed by a reduction in losses, then positive cash flow which should ultimately bring us to positive earnings.”

About Wealth Generators

Wealth Generators provides financial technology, education, and research to individuals to enable them to “Find, Grow, and Keep” their money. We are best described as a financial fitness company providing our customers the tools and information that can improve their financial situation.

Wealth Generators products are distributed through a direct sales model. Our products are offered to individuals on a monthly subscription basis. Wealth Generators is classified as a publisher of financial research and information and exempt from securities registration. This is an exemption provided in the U.S. Securities Investment Advisers Act of 1940.

Wealth Generators is not a brokerage firm or Registered Investment Advisor. We do not execute trades or take possession of clients’ brokerage accounts. Our customers may cancel their subscription at any time and execute trades at their own discretion. www.wealthgenerators.com

About Investview, Inc.

Investview, Inc. is a diversified financial technology organization.  The Company operates primarily through its wholly- and majority-owned subsidiaries, to provide financial products and services to accredited investors, self-directed investors and select financial institutions. www.investview.com

Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking statements”. When the words “believes,” “expects,” “plans,” “projects,” “estimates,” and similar expressions are used, they identify forward-looking statements. These forward-looking statements are based on Management’s current beliefs and assumptions and information currently available to Management and involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Information concerning factors that could cause our actual results to differ materially from these forward-looking statements can be found in our periodic reports filed with the Securities and Exchange Commission. We undertake no obligation to publicly release revisions to these forward-looking statements to reflect future events or circumstances or reflect the occurrence of unanticipated events.

Investor Contacts:

ir@wealthgenerators.com